                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

                                                   May 26, 1999

Frank A. Ciccotto, Jr.
Vice President
Tax-Exempt Evaluations


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004


RE: DEFINED ASSET FUNDS--GOVERNMENT SECURITIES INCOME FUND,
     FREDDIE MAC SERIES--11

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 333-49355 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO
                                                   Vice President